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                                                                    EXHIBIT 21.1

                            LISTING OF SUBSIDIARIES

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                                                                 Country, State
                                                                 or Province
                                                                 of Incorporation
                                                                 ----------------
Metallurg, Inc.                                                  Delaware
  Metallurg International Resources, LLC                         Delaware
  Shieldalloy Metallurgical Corporation                          Delaware
  Metallurg Services, Inc.                                       New York
  MIR (China), Inc.                                              Delaware
  Metallurg (Canada) Limited                                     Quebec, Canada
  Elektrowerk Weisweiller GmbH                                   Germany
  Mettalurg Holdings Corporation                                 New Jersey
    Metallurg Europe Limited                                     England
    London & Scandinavian Metallurgical Co  Limited              England
      S.A. Vickers Limited (dormant)                             England
      H.M.I. Limited (dormant)                                   England
      Metal Alloys (South Wales) Limited (dormant)               England
      The Aluminium Powder Company Limited                       England
        Alpoco Developments Limited (dormant)                    England
        Metalloys Limited (dormant)                              England
        Benda-Lutz Alpoco Sp.zo.o.                               Poland
      M & A Powders Limited (dormant)                            England
      Hydelko AS                                                 Norway
    Mettalurg South Africa (Pty.) Limited                        South Africa
      W.T. Mines Limited (dormant)                               South Africa
      Stand 359 Wadeville Extension 4 (Pty.) Limited             South Africa
      Reframet Installations (Pty.) Limited                      South Africa
      Natal Foundry Suppliers (Pty.) Limited                     South Africa
    Turk Maadin Sirketi                                          Turkey
      Oren Madencilik (dormant)                                  Turkey
    Gesellschaft fur Elektrometallurgie mbH                      Germany
      Societe Miniere du Kivu (dormant)                          Dem. Republic of Congo
      GfE Umwelttechnick GmbH                                    Germany
        Recovan S.p.A.                                           Italy
        Intervan GmbH                                            Germany
      Keramed Medizintechnik GmbH                                Germany
      GfE Metalle und Materialien GmbH                           Germany
      GfE Giesserei- und Stahlwerksbedarf GmbH                   Germany
      RZM-Recyclingzentrum Mittelfranken GmbH                    Germany
    Companhia Industrial Fluminense                              Brazil


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


Ferrolegeringar Aktiengesellschaft                           Zurich, Switzerland
     Metalchimica S.r.l.                                     Italy
     FAG Poland Sp.zo.o.                                     Poland
Aktiebolaget Ferrolegeringar                                 Sweden
Metallurg International Resources GmbH                       Germany
     Metallurg International Resources Russia Limited        Russia
Metallurg (Far East) Limited                                 Japan
Montanistica S.A.                                            Zug, Switzerland
Mettalurg Mexico S.A. de C.V.                                Mexico
Metallurg Servicios S de RL de CV                            Mexico
Caribbean Metals & Alloys Limited (dormant)                  Jersey, CI
Metallurgische Gesellschaft AG (dormant)                     Zurich, Switzerland
Brandau y Cia S.A. (dormant)                                 Spain
Aleaciones Metalurgicas Venezolanas C.A. (dormant)           Venezuela
Montan Aktiengesellschaft (dormant)                          Liechtenstein


Notes
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Dormant subsidiaries have no operations.


As at March 28, 2001